Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
July 19, 2004	Lisa M. Dillon	Peter G. Williston
	Vice Chairman	Sr. Executive Vice President/CFO
	ldillon@weststarbank.com	pwilliston@weststarbank.com
	970-476-2002	970-328-9711

Vail Banks Reports Second Quarter Earnings of $0.11

Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share of $0.11 for the second quarter 2004 compared to $0.27 in the first quarter 2004 and $0.20 for second quarter 2003. Net income for the quarter was $574,000 versus $1.473 million in first quarter 2004 and $1.137 million in second quarter 2003. First quarter 2004 results included a gain on the sale of the Company’s Vail bank building of $1.678 million ($1.061 million, or $0.20 per diluted share, after tax).

“Our loan and deposit volumes continued to increase during the quarter,” commented E. B. Chester, Chairman of Vail Banks. “Our offices are experiencing improved activity, and we are beginning to see the bottom-line results of this growth. The focus on credit quality over the past two and a half years has also paid off as our non-performing assets have declined to their lowest level in ten quarters.”

Gary Judd, President and CEO of Vail Banks, commented, “Net charge-offs of 0.04% and coverage of non-performing loans of 217% are evidence of a very strong balance sheet. Loans past due 30 days or more and accruing dropped to 0.24% of total loans. This benchmark, often a harbinger for problem loans, is at its lowest level since December 2000. This credit quality gives us a platform to grow the Company and our associates have definitely accepted the challenge. We are very encouraged by the 12% increase in loan outstandings since the end of 2003, and we are pleased with the level of sales activity our credit officers are producing.”

Financial Highlights

  Earnings per share
            Diluted net income per share   was $0.11 for second quarter
                      Compared to $0.20 for second quarter 2003, a 45% decrease
                       Compared to $0.27 for first quarter 2004, a 59% decrease including the building sale gain, and $0.07, a 57% increase excluding the gain

  Net Income
             Net income was $574,000 for second quarter
                      Compared to $1,137,000 for second quarter 2003, a 50% decrease
                      Compared to $1,473,000 for first quarter 2004, a 61% decrease including the gain, and $412,000, a 39% increase excluding the gain

  Return on assets
            Return on assets was 0.39% for second quarter
                        Compared to 0.76% for second quarter 2003
                      Compared to 1.00% for first quarter 2004
  Return on equity
             Return on equity was 3.93% for second quarter
                        Compared to 7.08% for second quarter 2003
                       Compared to 10.13% for first quarter 2004
  Net Interest Margin
             Net interest margin (fully tax equivalent) was 4.38% for second quarter
                      Compared to 4.77% for second quarter 2003
                        Compared to 4.17% for first quarter 2004
  Efficiency Ratio
             Efficiency ratio was 89% for second quarter
                       Compared to 80% for second quarter 2003
                        Compared to 73% for first quarter 2004

Top Line Revenue

Total revenue (net interest income and non-interest income), decreased $1.230 million, or 14%, from the second quarter of 2003, due primarily to lower interest income on loans and lower fee income from mortgage brokerage activities. Revenues increased $223,000, or 3%, from the first quarter 2004, excluding the building sale gain, due primarily to higher interest income on securities.

Net interest income was $5.334 million for the quarter compared to $5.811 million in the second quarter 2003, and to $5.037 million in the first quarter 2004. Average loans for the quarter increased $15 million, or 19% annualized, compared to the first quarter 2004. Average deposits increased $3 million, or 2% annualized, during the quarter compared to the first quarter 2004. Average core deposits (total deposits less CDs) grew $6 million, or 7% annualized, compared to the first quarter 2004, and have increased $35 million, or 44% annualized, from the second quarter 2003.

Non-interest income, decreased 26%, or $753,000, as compared to the second quarter of 2003, and decreased 3%, or $74,000, excluding the building sale gain, as compared to the first quarter 2004. Mortgage broker fees were $775,000 as the Company’s mortgage subsidiary experienced soft activity after the refinancing boom of 2002 and 2003. This represents a decrease of 42%, or $559,000, from the second quarter of 2003, and a decrease of 3%, or $28,000, from the first quarter 2004.

Interest Rate Risk Management

The net interest margin, on a fully tax-equivalent basis, was 4.38% for the quarter compared to 4.17% in the first quarter 2004 and 4.77% in the second quarter 2003. Earning assets yielded 5.97% for the second quarter, a 61 basis point decrease from the second quarter 2003 yield of 6.58%, and a 17 basis point increase from the first quarter 2004 yield of 5.80% . Interest expense as a percentage of earning assets decreased to 1.59% in the first quarter from 1.81% in the second quarter 2003, a decrease of 22 basis points, and decreased 4 basis points from 1.63% in the first quarter 2004.

“The growth in loans and securities has improved our net interest margin from the fourth quarter of 2003,” said Dan Godec, President of WestStar Bank. “We have a strong loan pipeline and our credit officers continue to find new opportunities for growing our business. Further, our unfunded loan commitments have increased 43% since December 31, as our construction loan business increases. We also are beginning to see growth in the number of relationships we service.”

Credit Risk Management

Net charge-offs, on an annualized basis, were 0.04% of average loans for the quarter, compared to net charge-offs of 0.44% in the second quarter 2003 and 0.38% in the first quarter 2004. At June 30, the allowance for loan losses was 0.97% of total loans and 217% of non-performing loans. Overall, non-performing assets comprised 0.67% of loan-related assets at the end of the quarter compared to 0.72% at the end of the first quarter 2004.

“Our credit quality is excellent,” said Lisa Dillon, Vice Chairman of Vail Banks. “Non-accrual loan levels continue to decline and charge-offs are extremely low. Our detailed analysis of impaired loans and the improvement in the economic environment indicate that our reserve is adequate.”

Control of Non-interest Expenses

Non-interest expense was $6.619 million for the quarter versus $6.895 million in second quarter 2003, and $6.516 million in first quarter 2004. Lower expenses in the second quarter 2004 primarily reflect the lower mortgage origination costs due to reduced loan origination volumes as compared to 2003.

Dividend Payment

At its meeting on July 19, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable August 13 to shareholders of record on July 30.

Franchise

Vail Banks, through its subsidiary WestStar Bank, has 22 banking offices in 18 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

Vail Banks warns caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements, including the risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, under the caption “Certain Factors Affecting Forward Looking Statements,” which discussion is incorporated herein by reference.

Vail Banks, Inc.

Financial Highlights
(in thousands, except share data)

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2004 (2)	2004 (2)	2003	2003	2003

Earnings and Performance
Net income (loss)	$574	1,473	(1,761)	363	1,137
Diluted net income (loss) per share	0.11	0.27	(0.35)	0.07	0.20
Return on assets	0.39%	1.00	(1.18)	0.24	0.76
Return on equity	3.93	10.13	(11.77)	2.39	7.08
Net interest margin (FTE)	4.38	4.17	4.05	4.15	4.77
Efficiency ratio	89	73	130	93	80

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	0.04%	0.38	(0.05)	0.00	0.44
Allowance for loan losses to loans	0.97	1.05	1.12	1.06	0.98
Allowance for loan losses to non-performing loans	217	205	201	157	182
Non-performing assets to loan-related assets	0.67	0.72	0.68	1.46	0.71
Risk assets to loan-related assets (1)	0.67	0.73	0.73	1.52	1.43

Capital Ratios
Equity to assets at period end	9.87%	9.81	10.05	10.04	10.59
Tangible equity to assets at period end	3.75	3.86	3.63	3.88	4.41
Leverage ratio	8.00	7.88	7.45	7.86	8.47
Tier 1 capital ratio	11.45	12.02	11.50	12.17	12.95
Total capital ratio	13.30	14.04	13.72	14.09	14.60

Other Information at Period End
Book value per share	$10.95	11.25	10.95	11.26	11.57
Tangible book value per share	4.16	4.43	3.96	4.35	4.81
Closing market price	12.44	12.32	11.94	14.72	13.55
Shares outstanding	5,326,330	5,298,093	5,283,264	5,311,512	5,441,639
Full time equivalent associates	238	238	244	241	248
Banking offices	22	22	22	23	22

(1)	Risk assets are non-performing assets plus loans 90 days or more past due and accruing.
(2)	Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior quarter information has not been restated.

Vail Banks, Inc.
Balance Sheet
(in thousands, except share data)

	June 30,	December 31,	Percent
Assets	2004	2003	Change

Cash and due from banks	$18,871	21,628	(13)%
Federal funds sold	0	79,280	(100)
Interest-bearing deposits in banks	2,000	2,000	0
Investment securities
Available for sale	137,877	76,554	80
Held to maturity	323	370	(13)
Bank stocks	4,372	4,371	0
Investments in Trust I and Trust II (1)	743	0	0
Loans held for sale	2,028	2,515	(19)
Gross loans	349,872	312,544	12
Allowance for loan losses	(3,369)	(3,503)	(4)
Net deferred loan fee income	(991)	(770)	29
Premises and equipment, net	34,901	38,147	(9)
Goodwill, net	35,969	36,758	(2)
Other intangible assets, net	179	199	(10)
Other assets	7,652	5,517	39

	$590,427	575,610	3%
Liabilities and Shareholders' Equity
Liabilities
Deposits	$466,935	448,515	4%
Federal funds purchased and securities
sold under agreements to repurchase	2,816	907	0
Federal Home Loan Bank advances	33,615	39,461	(15)
Trust preferred (1)	0	24,000	(100)
Subordinated notes to Trust I and Trust II (1)	24,743	0	0
Other liabilities	3,331	4,165	(20)

Total liabilities	531,440	517,048	3
Minority interest	689	703	(2)
Shareholders' equity
Common equity	59,896	57,979	3
Accumulated other comprehensive loss	(1,598)	(120)	1,232

Total shareholders' equity	58,298	57,859	1

	$590,427	575,610	3%

Loan Mix at Period End
Commercial, industrial, and land	$215,361	185,158	16%
Real estate--construction	58,855	63,844	(8)
Real estate--mortgage	69,704	57,602	21
Consumer	5,952	5,940	0

Total gross loans	$349,872	312,544	12%

Deposit Mix at Period End
Interest bearing checking	$97,287	88,191	10%
Savings	30,586	29,873	2
Money market	120,292	103,969	16
CDs under $100,000	51,915	55,978	(7)
CDs $100,000 and over	60,972	69,199	(12)

Interest bearing deposits	361,052	347,210	4
Non-interest bearing checking	105,883	101,305	5

Total deposits	$466,935	448,515	4%

Shares Outstanding at Period End	5,326,330	5,283,264	1%

(1) Reflects the adoption of Financial Interpretation Number 46 on January1, 2004. Prior year information has not been restated.

Vail Banks, Inc.

Statement of Income
 (in thousands, except share data)
	Three months ended June 30,		Percent		Six Months ended June 30,		Percent
	2004	2003	Change		2004	2003	Change

Interest income
Interest on loans	$5,223	6,154	(15	) %	10,513	12,356	(15)
Fees on loans	943	639	48		1,717	1,186	45
Interest on investment securities	1,045	1,128	(7)		1,818	1,997	(9)
Interest on federal funds sold
and short-term investments	85	157	(46)		289	289	0
Investments in Trust I and Trust II (1)	19	0	0		38	0	0

Total interest income	7,315	8,078	(9)		14,375	15,828	(9)
Interest expense
Deposits	1,005	1,232	(18)		2,024	2,404	(16)
Borrowings	345	424	(19)		717	733	(2)
Federal funds purchased and securities sold under
agreements to repurchase	1	0	0		2	0	0
Trust preferred	0	611	(100)		0	1,223	(100)
Subordinated notes to Trust I and Trust II (1)	630	0	0		1,261	0	0

Total interest expense	1,981	2,267	(13)		4,004	4,360	(8)

Net interest income	5,334	5,811	(8)		10,371	11,468	(10)
Provision for loan losses	43	125	(66)		201	250	(20)

Net interest income after provision	5,291	5,686	(7)		10,170	11,218	(9)
Non-interest income	2,092	2,845	(26)		5,936	5,728	4
Non-interest expense	6,619	6,895	(4)		13,135	13,919	(6)

Income before taxes	764	1,636	(53)		2,971	3,027	(2)
Income taxes	190	499	(62)		924	915	1

Net Income	$574	1,137	(50	) %	2,047	2,112	(3)

Diluted net income per share	$0.11	0.20	(45	) %	0.38	0.37	3
Weighted average shares outstanding - diluted	5,417,827	5,706,629	(5)		5,409,908	5,769,878	(6)

Profitability Ratios
Return on assets	0.39%	0.76			0.70	0.73
Return on equity	3.93	7.08			7.02	6.54
Net interest margin (FTE)	4.38	4.77			4.28	4.83
Net chargeoffs	0.04	0.44			0.21	0.52
Efficiency ratio	89	80			81	81

Average Balances
Assets	$592,343	597,540	(1	) %	592,254	584,235	1
Earning assets	501,982	502,526	(0)		500,313	489,668	2
Loans	329,508	331,727	(1)		322,088	335,051	(4)
Deposits	468,618	460,655	2		467,368	451,806	3
Shareholders' equity	58,746	64,374	(9)		58,609	65,167	(10)

 (1) Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior quarter information has not been restated.

Vail Banks, Inc.

Statement of Income by Quarter
 (in thousands, except share data)

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2004	2004	2003	2003	2003

Interest income
Interest on loans	$5,223	5,290	5,437	5,702	6,154
Fees on loans	943	774	801	616	639
Interest on investment securities	1,045	773	557	850	1,128
Interest on federal funds sold
and short-term investments	85	204	210	191	157
Investments in Trust I and Trust II (1)	19	19	0	0	0

Total interest income	7,315	7,060	7,005	7,359	8,078
Interest expense
Deposits	1,005	1,019	1,068	1,172	1,232
Borrowings	345	372	430	439	424
Federal funds purchased and securities sold under
agreements to repurchase	1	1	1	0	0
Trust preferred (1)	0	0	612	612	611
Subordinated notes to Trust I and Trust II (1)	630	631	0	0	0

Total interest expense	1,981	2,023	2,111	2,223	2,267

Net interest income	5,334	5,037	4,894	5,136	5,811
Provision for loan losses	43	158	164	164	125

Net interest income after provision	5,291	4,879	4,730	4,972	5,686
Non-interest income
Deposit related	692	685	757	747	824
Mortgage broker fees	775	803	853	1,299	1,334
Gain on sale of fixed assets	103	1,678	0	0	0
Other	522	678	1,056	702	687

	2,092	3,844	2,666	2,748	2,845
Non-interest expense
Salaries and employee benefits	3,994	4,019	4,578	4,403	4,287
Occupancy	846	845	1,259	850	808
Furniture and equipment	611	562	673	696	691
Amortization of intangible assets	10	10	561	19	18
Other	1,158	1,080	2,754	1,326	1,091

	6,619	6,516	9,825	7,294	6,895

Income (loss) before taxes	764	2,207	(2,429)	426	1,636
Income tax expense (benefit)	190	734	(668)	63	499

Net Income (Loss)	$574	1,473	(1,761)	363	1,137

Diluted net income (loss) per share	$0.11	0.27	(0.35)	0.07	0.20

(1) Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior year information has not been restated.

Vail Banks, Inc.
Supplemental Information
(in thousands)

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2004 (1)	2004(1)	2003	2003	2003

Average Balances
Assets	$592,343	592,350	589,586	600,424	597,540
Earning assets	501,982	498,642	492,696	504,361	502,526
Loans	329,508	314,667	311,001	315,602	331,727
Deposits	468,618	466,117	457,108	466,356	460,655
Interest bearing liabilities	430,525	428,143	427,518	439,842	439,295
Shareholders' equity	58,746	58,472	59,340	60,244	64,374

Average Deposit Mix
Interest bearing checking	95,259	92,413	89,817	88,494	86,478
Savings	30,300	30,708	30,019	30,125	30,053
Money market	126,845	119,881	108,637	109,159	109,791
CDs under $100,000	53,141	55,109	58,357	60,940	59,942
CDs $100,000 and over	64,829	66,746	71,979	81,565	84,742
Interest bearing deposits	370,374	364,857	358,809	370,283	371,006
Non-interest bearing checking	98,244	101,260	98,299	96,073	89,649
Total deposits	468,618	466,117	457,108	466,356	460,655

Net Interest Margin Analysis
Net interest income	$5,334	5,037	4,894	5,136	5,811
Fully taxable equivalent adjustment	134	132	133	146	167
Net interest income (FTE)	5,468	5,169	5,027	5,282	5,978

Yields (FTE)
Loans	7.53%	7.75	7.96	7.94	8.21
Investment securities	3.53	4.05	3.28	4.01	4.63
Other earning assets	1.16	0.99	0.90	0.94	1.16
Total earning assets	5.97	5.80	5.75	5.90	6.58

Cost of funds
Interest bearing deposits	1.09	1.12	1.18	1.26	1.33
Other interest bearing liabilities	6.53	6.38	6.02	5.99	6.08
Total interest bearing liabilities	1.85	1.90	1.96	2.01	2.07
Total interest expense to earning assets	1.59	1.63	1.70	1.75	1.81
Net interest margin (FTE)	4.38	4.17	4.05	4.15	4.77

(1) Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior year information has not been restated.

Vail Banks, Inc.

Asset Quality
(in thousands)

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2004	2004	2003	2003	2003

Asset Quality
Nonaccrual loans	$1,555	1,636	1,747	2,105	1,722
Restructured loans	0	0	0	0	0
Total non-performing loans	1,555	1,636	1,747	2,105	1,722
Foreclosed properties	788	674	362	2,496	542

Total non-performing assets	2,343	2,310	2,109	4,601	2,264
90+ days past due and accruing	8	15	164	163	2,323

Total risk assets	$2,351	2,325	2,273	4,764	4,587

Allowance for Loan Losses
Beginning Balance	$3,361	3,503	3,299	3,138	3,381
Provision for loan losses	43	158	164	164	125
Loan charge-offs	120	338	78	73	416
Loan recoveries	85	38	118	70	48

Net charge-offs (recoveries)	35	300	(40)	3	368

Ending Balance	$3,369	3,361	3,503	3,299	3,138

Net Charge-Offs (Recoveries) to Average Loans	0.04%	0.38	(0.05)	0.00	0.44
Loans Past Due 30 Days or More and Accruing	0.24	2.46	0.47	2.18	2.47